EXHIBIT 23(a)




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-40572 on Form S-8, and Amendment No. 1 to Registration Statement No. 33-61293 on Form S-3 of our report dated January 20, 2000 appearing in this Annual Report on Form 10-K of Golden West Financial Corporation for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
Oakland, CA
March 29, 2000